ProLink Solutions Symbol: PLKH Merriman Curhan Ford & Co. Investors Summit 2006

CART-MOUNTED INTERACTIVE GPS SYSTEM

ProLink Solutions OVERVIEW Founded in 2004: acquisition of 2 ten-year-old companies Dominant world market leader 700 installed courses Greater than 65% market share 17 million golfers per year growing by 3 million annually Strong recurring revenue model 35,000 media-ready screens Over 9000 advertising holes Dynamic and scaleable platform Windows CE based - highly stable Patented revenue share financing program Dominant patent portfolio (13 patents) National service network = 50% of workforce

World Wide US East 13000 9500 US International East 16800 26200 43,000 World Wide Courses TOTAL MARKET OPPORTUNITY Worldwide Market $8.6 Billion U.S. Market $3.4 Billion Fully Saturated US Market - $850 million per year! Current Profile Market International Market $2.6 Billion U.S. Market $2 Billion

1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 NON-PLKH 5 21 53 83 112 134 154 164 174 184 210 250 300 PLKH 0 1 9 34 75 146 196 345 455 550 600 650 725 CUMULATIVE GPS MARKET GROWTH 5 Year CAGR 25%

Innovators Early Adopters Early Majority Late Majority GPS Technology Cellular Phones TIME MARKET SIZE HISTORICAL TECHNOLOGY ADOPTION CURVE Source: Mindbranch

GPS EQUIPMENT REVENUE: WORLD MARKET 0 100 200 300 400 500 600 700 800 1992 1997 2002 2007 2012 2017 Year $ in Billions Actual Projected Projection Source: Mindbranch 45% CAGR

CART-MOUNTED INTERACTIVE SYSTEM

COURSE BENEFITS 200% (on average) annual return on investment 3rd largest income generator (behind greens fees & cart rental) Increased food & beverage revenue Better managed pace of play (producing more rounds = Increased Revenue Opportunity) Enhanced tournament management Enhanced course image and reputation Cart fleet maintenance reporting Reduced expenses (reduced ranger, yardage book & scorecard costs)

DISTRIBUTION DOMESTIC STRATEGIC PARTNERSHIPS INTERNATIONAL 11 Domestic sales executives 1 International sales executive 3 Distributors covering Europe, UK, South Africa, Middle East, Singapore, China & Japan EZGO: 43% of golf cart market

RECURRING REVENUE STREAMS Residuals Service / Support Advertising

RESIDUALS 2006 2007 2008 2009 2010 Course Equivalents 74.5 86.71 95.25 46.08 135 Gross Revenue 11.2 M $ 13 M $ 14.3 M $ 6.9 M $ 20.3 M $ PLKH secured ownership rights from lenders on all equipment for $1 at the end of lease term! Balance Sheet Impact Course Equivalents: 500 Revenue by Year: $65.7 Million

MAINTENANCE REVENUES 2004 2005 2006 2009 Average monthly maintenance revenue per cart 4.65 5.7 8.3 12

WE OWN 15 MILLION OF THESE! MEDIA INITIATIVE

GOLFER DEMOGRAPHIC Male 76% Household income 100k Owns securities 83% Average net worth $918,000 Owns a home of over $200K 87% Graduated/Attended college 80% Holds Graduate degree 27% Top or middle management 93% Own their own business 24% Has combined credit lines $10K+ 73% Owns a credit card 96% Owns 2+ cars 84% Dines out for dinner 2+/week 87% Source: NGF / ProLink Survey

GPS: A TRUE VALUE PROPOSITION Unique marketing channel Extremely targeted demographic High "stickiness" / recall Reaches a traditionally unreachable audience

RESEARCH VALIDATED PROPOSITION

Added to Took Away No Difference pie 1 0.86 0.03 0.11 30.6 38.6 45.9 46.9 Added to Took Away No Difference pie 1 0.89 0.02 0.09 30.6 38.6 45.9 46.9 89% 9% 86% 11% GPS ENHANCED EXPERIENCE Cadillac HBO 3% How GPS system affected the golf round: 2% *Edison Media Research study

Yes No pie 1 0.7 0.3 30.6 38.6 45.9 46.9 70% 30% Yes No pie 1 0.81 0.19 30.6 38.6 45.9 46.9 81% 19% *Among those who recalled advertising on the system GOLFERS RECALLED ADVERTISING Cadillac HBO *Edison Media Research study

RECALL RATES OF TRADITIONAL MEDIA General periodicals 3-4% Local newspapers 4-6% Direct mail 7-10% Cable TV commercials 15-16% Regular TV commercials 14-15% Billboard 7-8% GPS ads 70% +

STATUS OF MEDIA INITIATIVE Launched May, 2006 Currently employ 3 dedicated advertising sales representatives Targeting 10 representatives by end of Q1 2007 Currently 9,000 media-ready holes $45 million annual opportunity today

HISTORICAL FINANCIAL RESULTS

FINANCIALS - TOTAL REVENUES 2004 2005 Total Revenue 10727000 16180000 Up 40%

6 mo's ended July 2005 6 mo's ended July 2006 Total Revenue 7200000 13264000 FINANCIALS - TOTAL REVENUES Up 83%

FINANCIALS - TOTAL GROSS MARGINS 2004 2005 2006 Total Gross Margins 0.31 0.42 0.49 Up 58%

FINANCIALS - NET PROFIT (before tax) 2004 2005 YTD 2006 Net Profit -8700000 -3371000 1100000

SUMMARY National service and support platform $65 million in continuing future business Strong and growing recurring revenue component Captive advertising with 15 million viewers Revenues up 40% 2005 vs. 2004 Revenues up 83% 6 mo-2006 vs. 6 mo-2005 Margins up 58% EBITDA up over $9.8 million from 2004 Dominant world market leader

THANK YOU FOR YOUR TIME! QUESTIONS?